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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 26, 2001



                           NEVADA GOLD & CASINOS, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

        0-8927                                       88-0142032
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(Commission File Number)                    (I.R.S. Employer Identification No.)


              3040 Post Oak Blvd., Suite 675, Houston, Texas 77056
              ----------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (713) 621-2245
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

Nevada Gold & Casinos, Inc. ("UWIN") announced the formation of Dry Creek Casino, LLC (the "LLC"). The LLC, of which UWIN is a 51% owner, will assist the Dry Creek Band of Pomo Indians, with the development and financing of a $27.5 million temporary casino located on federal trust lands, approximately 70 miles north of the San Francisco Bay area, in Sonoma county, California. The LLC will also provide a credit enhancement to the project for which the LLC will receive 20% of net revenues from the project for five years. The LLC's Development and Loan Agreement with the tribe was ratified by the Tribal Council on Sunday, August 26, 2001.

The Dry Creek Band of Pomo Indians is a Federally recognized Indian Tribe and has entered into a gaming compact with the Governor of California that authorizes the tribe to conduct Class III gaming on its tribal lands. The tribe is the beneficial owner of federal trust lands known as the Dry Creek Rancheria, which is located on a hill overlooking Alexander Valley vineyards and the Russian River, near Geyserville, California in Sonoma County. It is expected that the Dry Creek temporary casino, which will be managed and operated by the tribe, will ultimately consist of approximately 80,000 square feet with 1,600 gaming devices, 50 table games (including Blackjack and the popular Pai Gow), an indoor-outdoor patio, dining and entertainment venues including a 500-seat cabaret and event center. It is the tribe's and the LLC's desire that the tribe have the casino operational as soon as possible, but no later than May 15, 2002. The exact configuration, number of gaming devices, and number and type of gaming tables is subject to change.

Additionally, the LLC members include Jenkins Entertainment Group, LLC, Wintun Lodge, LLC, and Pathways Consulting, LLC, which are a group of highly skilled gaming operators, architects, land planners, and engineers. The Jenkins Entertainment Group, LLC, founded by Jon Jenkins, has over 25 years experience in the development of casinos, including several Native American gaming projects. Gene Keluche, Chairman of Wintun Lodge, LLC, has provided economic and community development consulting services for over thirty years to selected tribes in the areas of lodging, tourism, entertainment, and gaming. Mr. Keluche was recently the Chairman and CEO of International Conference Resorts, Inc., which specialized in the design, development and operation of resorts and golf country clubs. He served as a member of the Board of Directors of Salt River Pima - Maricopa's Tribal Gaming Enterprise during the development of its "Casino Arizona" properties. Pathways Consulting, LLC, brings more than 22 years of gaming and non-gaming commercial development experience with over 40 tribes throughout the United States.

The information in this Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. For example, words such as, "may," "will," "should," "estimates," "continue," "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. The LLC's actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statement. Factors that might cause or contribute to such a discrepancy include, but are not limited to the ability of all of the parties involved to receive certain governmental approvals, and the ability of the tribe to complete the construction of the casino in a timely manner. These forward-looking statements speak only as of the date hereof. UWIN expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NEVADA GOLD & CASINOS, INC.




                                       By: /s/ H. Thomas Winn
                                          --------------------------------------
                                               H. Thomas Winn, President




DATE: August 31, 2001